Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated (i) March 7, 2014 relating to the combined financial statements of Noble Standard-Spec Business as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 and (ii) May 23, 2014 relating to the balance sheet of Paragon Offshore Limited as of April 30, 2014, which appear in Amendment No. 2 to Paragon Offshore Limited’s Form 10 dated July 11, 2014.

/s/PricewaterhouseCoopers LLP

Houston, Texas

August 14, 2014